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                                                                   EXHIBIT 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-53461, S-8 No. 333-32994, and S-8 No. 333-55044) of McLaren
Performance Technologies, Inc. and in the related Prospectuses of our report dated November 28, 2001, with respect to the consolidated financial statements of McLaren Performance Technologies, Inc., included in the Annual Report (Form 10-KSB) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

December 30, 2002
Detroit, Michigan